Exhibit 1.1

UNDERWRITING AGREEMENT

(Common Stock)

November 15, 2007

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Dear Sirs:

We (the “Manager”) are acting on behalf of the underwriter or underwriters (including ourselves) named in Schedule I-A hereto (such underwriter or underwriters being herein called the “Underwriters”).  Westar Energy, Inc., a Kansas corporation (the “Company”), and UBS Securities LLC, as agent for the Forward Counterparty (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Agreement (as defined below) attached hereto as Exhibit A, confirm our respective agreements with the Manager and each of the other Underwriters with respect to (a) the sale by the Forward Seller, and purchase by the Underwriters, acting severally and not jointly, of (i) the respective numbers of Securities (as defined below) set forth in Schedules I-A and I-B hereto under the headings “Number of Borrowed Firm Securities to Be Purchased” and “Number of Borrowed Firm Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 9(a) of the Westar Energy, Inc. Underwriting Agreement Standard Provisions (Preferred Stock, Preference Stock, Depositary Shares, Common Stock) dated November 15, 2007 (the “Standard Provisions”)) (the “Borrowed Firm Securities”) and (ii) all or any part of the respective numbers of Securities set forth in Schedules I-A and I-B hereto under the headings “Number of Borrowed Optional Securities to Be Purchased” and “Number of Borrowed Optional Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 9(b) of the Standard Provisions) (the “Borrowed Optional Securities” and, collectively with the Borrowed Firm Securities, the “Borrowed Securities”) as provided in Section 3(e) of the Standard Provisions, (b) the purchase by the Underwriters of (i) any Securities issued and sold by the Company pursuant to Section 9(a) of the Standard Provisions (the “Standby Firm Securities” and, together with the Borrowed Firm Securities, the “Firm Securities”) and (ii) any Securities issued and sold by the Company pursuant to Section 9(b) of the Standard Provisions (the “Standby Optional Securities” and, collectively with the Borrowed Optional Securities, the “Optional Securities”) and (c) the grant by the Forward Seller and the Company, as the case may be, to the Underwriters of the option described in Section 3(c) and Section 3(e) of the Standard Provisions to purchase all or any part of the Borrowed Optional Securities (in the case of the option granted by the Forward Seller) and the Standby Optional Securities (in the case of the option granted by the Company), if any, to cover over-allotments, if any.  As used herein, “Securities” means shares of common stock of the Company, par value $5.00 per share; “Offered Securities” means, collectively, the Firm Securities and the Optional Securities; “Company Securities” means, collectively, any Standby Firm Securities and any Standby Optional Securities; and “Forward Agreement” means the letter agreement, relating to the forward sale by the Company, subject to the Company’s right to elect net share settlement or cash settlement of such agreement, of a number of Securities equal to the number of Securities to be borrowed and sold by the Forward Seller pursuant to this Agreement, dated the date hereof and entered into by and between the Company and UBS AG, London Branch (the “Forward Counterparty”).

Subject to the terms and conditions and in reliance upon the representations and warranties, terms and conditions set forth or incorporated by reference herein, each of the Company and the Forward Seller, as applicable, hereby agrees to sell and each of the Underwriters severally agrees to purchase from the Company and the Forward Seller, as applicable, at a purchase price per share as set forth in Schedule IV hereto  (the “Purchase Price”) (i) the number of Borrowed Firm Securities set forth opposite their respective names in Schedule I-A hereto, plus their pro rata portion of the Borrowed Optional Securities if we elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters and (ii) any Company Securities.

For purposes of the Underwriting Agreement, Applicable Time means 11:00 a.m. (New York time) on the date hereof.

Subject to the terms of this Agreement, including the provisions of Section 9(a) of the Standard Provisions relating to the Manager’s option to postpone the Closing Date under the circumstances described therein, the Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on November  21, 2007, or at such other time, not later than 5:00 p.m. (New York time) on November  21, 2007 as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

Subject to the terms of this Agreement, including the provisions of Section 9(b) of the Standard Provisions relating to the Manager’s option to postpone the Option Closing Date under the circumstances described therein, the Underwriters will pay for any Optional Securities at the offices referred to above at 10:00 a.m. (New York time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from us to the Company and the Forward Seller of our determination, on behalf of the Underwriters, to purchase an amount, specified in said notice, of Optional Securities, as shall be designated in writing by us. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Optional Securities and of the Option Closing Date may be given at any time within 30 days after the date of the Underwriting Agreement.

The Offered Securities shall have the terms set forth in the Prospectus dated November 13, 2007 and the Prospectus Supplement dated November 15, 2007.

Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

2

All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, facsimile number (212) 713-1205, Attention: Equity Capital Markets, and to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172-3401, facsimile number (212) 622 6036, Attention: Equity Capital Markets, or (b) if to the Company, shall be delivered, mailed or sent via facsimile to 818 South Kansas Avenue, Topeka, Kansas 66612-1203, facsimile number (785) 575 8136, Attention: Larry D. Irick, Vice President and General Counsel.

The Company acknowledges and agrees that the Underwriters, the Forward Seller and the Forward Counterparty are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that the Underwriters, the Forward Seller or the Forward Counterparty are acting in such capacity in connection with the offering of the Offered Securities contemplated hereby. Additionally, none of the Underwriters, the Forward Seller or the Forward Counterparty is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Seller and the Forward Counterparty shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Seller or the Forward Counterparty of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Seller or the Forward Counterparty, as the case may be, and shall not be on behalf of the Company.

Except as set forth below, all provisions contained in the Standard Provisions, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

[Signature page follows]

3

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

UBS SECURITIES LLC
J.P. MORGAN SECURITIES INC.

On behalf of themselves and the other
Underwriters named herein

		By:	UBS Securities LLC

		By:	/s/ Paul McNutt
		Name:	Paul McNutt
		Title:	Director

		By:	/s/ Ritwik Bhattacharjee
		Name:	Ritwik Bhattacharjee
		Title:	Associate Director

		By:	J.P. Morgan Securities Inc.

		By:	/s/ Yaw Asamoah-Duodu
		Name:	Yaw Asamoah-Duodu
		Title:	Executive Director

UBS SECURITIES LLC,
Acting as the Forward Seller

		By:	/s/ Paul McNutt
		Name:	Paul McNutt
		Title:	Director

		By:	/s/ Ritwik Bhattacharjee
		Name:	Ritwik Bhattacharjee
		Title:	Associate Director

Accepted:

WESTAR ENERGY, INC.

By:	/s/ Mark A. Ruelle
Name: Mark A. Ruelle
Title: Chief Financial Officer

SCHEDULE I-A

Underwriter	Number of Borrowed Firm Securities to Be Purchased	Number of Borrowed Optional Securities to Be Purchased
J.P. Morgan Securities Inc.	2,128,000	319,200
UBS Securities LLC	2,128,000	319,200
Wachovia Capital Markets, LLC	1,672,000	250,800
Citigroup Global Markets Inc.:	380,000	57,000
Credit Suisse Securities (USA) LLC	380,000	57,000
Deutsche Bank Securities Inc.	380,000	57,000
Edward D. Jones & Co., L.P.	304,000	45,600
Wedbush Morgan Securities Inc.	228,000	34,200
Total:	7,600,000	1,140,000

I-A-1

SCHEDULE I-B

Name	Number of Borrowed Firm Securities to Be Sold	Number of Borrowed Optional Securities to Be Sold
UBS Securities LLC, as agent for the Forward Counterparty	7,600,000	1,140,000

I-B-1

SCHEDULE II

TIME OF SALE PROSPECTUS

1.	Base Prospectus dated April 5, 2007 relating to the Offered Securities and included in the Registration Statement (File No. 333-141899).

2.	The preliminary prospectus supplement dated November 13, 2007 relating to the Offered Securities.

3.	Final term sheet: none.

II-1

SCHEDULE III

FINAL PRICING TERMS

[Intentionally Left Blank]

III-1

SCHEDULE IV

	Firm Securities

Public Offering Price Per Security	Price Per Security Paid by Underwriters	Discount Per Security

$25.25	$24.36625	$0.88375

	Option Securities

Public Offering Price Per Security	Price Per Security Paid by Underwriters	Discount Per Security
$25.25	$24.36625	$0.88375

IV-1

EXHIBIT A

FORWARD AGREEMENT

A-1

WESTAR ENERGY, INC.

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(PREFERRED STOCK, PREFERENCE STOCK, DEPOSITARY SHARES,

COMMON STOCK)

November 15, 2007

From time to time, Westar Energy, Inc., a Kansas corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities by the Company or certain third-party financial institutions to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company proposes to offer or offer and issue, as the case may be, from time to time (a) its preferred stock, without par value (the “Preferred Stock”), (b) preference stock, without par value (“Preference Stock”), (c) depositary shares representing its Preferred Stock or Preference Stock (the “Depositary Shares”) and (d) its common stock, $5.00 par value (the “Common Stock”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Preferred Stock, Preference Stock, Depositary Shares, Common Stock (collectively, the “Securities”) and has filed with, or transmitted for filing to, or shall promptly after the date of the Underwriting Agreement file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), specifically relating to the Securities offered pursuant to this Agreement (the “Offered Securities”). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement including any additional registration statement filed by the Company pursuant to Rule 462(b). The term Base Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Base Prospectus together with the Prospectus Supplement. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. The term free writing prospectus has the meaning set forth in Rule 405 under the Securities Act. The term issuer free writing prospectus has the meaning set forth in Rule 433 under the Securities Act. The term Time of Sale Prospectus means the Base Prospectus and preliminary prospectus, if any, together with any additional documents or other information identified in Schedule II to the Underwriting Agreement relating to the Offered Securities. As used herein, the terms “Base Prospectus,” “Prospectus”, “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein. As used herein, the term “Applicable Time” means the time and date set forth in the Underwriting Agreement or such other time as agreed in writing by the Company and the Manager. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters, the Forward Seller and the Forward Counterparty, as of the date of the Underwriting Agreement that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 404 under the Securities Act and has become effective; the Company has not received any notice from the Commission objecting to the use of the automatic shelf registration form; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and otherwise meets the requirements for the use of the Registration Statement form.

(b) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

(c) Each of the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission. (i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus as of the Applicable Time did not contain or as amended or supplemented, if applicable, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus as of its date does not contain, or as amended or supplemented, if applicable, as of the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use therein.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not made, used, prepared, authorized, approved or referred to any offer relating to the Offered Securities that would constitute a free writing prospectus other than (i) any written communications furnished in advance to the Manager, to which the Manager shall have the right to reasonably object in writing; (ii) an electronic road show, if any, furnished to the Manager before first use; or (iii) free writing prospectuses identified on Schedule II to the Underwriting Agreement relating to the Offered Securities, including any term sheet as may be set forth in Schedule III to the Underwriting Agreement relating to the Offered Securities. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(e) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Forward Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Forward Agreement except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities.

(f) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or by-laws (or similar organizational documents), (ii) in default in the performance or observance of any obligation, covenant or condition contained in any contract or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clause (ii) or (iii), to the extent such violation or default would not have a material adverse effect.

(g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of this Agreement).

(h) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(i) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates, licenses and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(j) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(m) Except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and the Principal Subsidiary have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such liability would not, individually or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(n) The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Time of Sale Prospectus and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(o) the Company has been duly incorporated, and is validly existing, as a corporation in good standing under the laws of the State of Kansas.

(p) the Company Securities have been duly authorized by the Company and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(q) the Company has an authorized and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

2. Representations and Warranties of the Forward Seller.  The Forward Seller represents and warrants to, and agrees with, the Company and several Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Date and at each Option Closing Date (as such terms are defined in the Underwriting Agreement relating to the Offered Securities), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities and the Borrowed Optional Securities, respectively.

(b) The Forward Seller will, at the Closing Date and at each Option Closing Date, have the free and unqualified right to transfer the Borrowed Firm Securities and the Borrowed Optional Securities, as the case may be, to be sold by the Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price as herein contemplated, each of the Underwriters will have the free and unqualified right to transfer to the Borrowed Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Purchase, Sale  and Delivery of the Offered Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein, the Forward Seller agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (or from the Company to the extent of any Standby Firm Securities), at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities, the number of Securities set forth opposite the name of such Underwriter in Schedule I-A to the Underwriting Agreement relating to the Offered Securities under the heading “Number of Borrowed Firm Securities to Be Purchased,” subject to adjustments in accordance with Section 11 hereof and subject, in each case, to adjustments among the Underwriters as the Manager in its sole discretion shall make to eliminate any sales or purchases of fractional Securities.

(b) If all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement are not satisfied on or prior to the Closing Date, the Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name under the heading “Number of Borrowed Firm Securities to Be Sold.”  In addition, in the event that, in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name or if, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Firm Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.

If, pursuant to the paragraph above, the Forward Seller does not borrow and deliver for sale some or all of the Borrowed Firm Securities, the Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day immediately preceding the Closing Date and the Company agrees to issue and sell to the Underwriters pursuant to Section 9(a) hereof the number of Securities that the Forward Seller does not so borrow and deliver for sale at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities on the Closing Date.

(c) Unless the Option Conditions (as defined in Section 5 hereof) have been satisfied as of the Option Closing Date, then the Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale some or all of the Borrowed Optional Securities as set forth in paragraphs (e) and (f) below.  In addition, in the event that, in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Securities (not in excess of the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite the Forward Seller’s name) or if, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Optional Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then the Forward Seller shall only be required to deliver for sale the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.

If, pursuant to the paragraph above, the Forward Seller does not borrow and deliver for sale some or all of the Borrowed Optional Securities, the Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day immediately preceding the Option Closing Date and the Company agrees to issue and sell to the Underwriters pursuant to Section 9(b) hereof the number of Securities that the Forward Seller does not so borrow and deliver for sale at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities on the relevant Option Closing Date.

(d) The Company will deliver any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 9(a), and the Forward Seller will deliver, subject to paragraph (b) of this Section, the Borrowed Firm Securities, in each case, to the Manager for the accounts of such Underwriters, through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Standby

Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 9(a) hereof) or the Forward Seller (in the case of any Borrowed Firm Securities) at the office of Davis Polk & Wardwell, at 10:00 a.m., New York City time, on the Closing Date.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

(e) In addition, on the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, each of the Company (in the case of any Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 9(b) hereof) and the Forward Seller (in the case of any Borrowed Optional Securities) hereby grants an option to the Underwriters to purchase, severally and not jointly, all or any portion of the Optional Securities, less (in the case of Standby Optional Securities) an amount per Security equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  The option granted hereunder will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Manager to the Forward Seller and the Company setting forth the number of Optional Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Securities.  Such Optional Securities shall be purchased from the Forward Seller (or from the Company to the extent of any Standby Optional Securities) for the account of each Underwriter in the same proportion as the aggregate number of Firm Securities set forth opposite such Underwriter’s name in Schedule I-A to the Underwriting Agreement relating to the Offered Securities bears to the total number of Firm Securities (subject to adjustment by the Manager to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Manager to the Forward Seller.

(f) The Company will deliver any Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 9(b) hereof and the Forward Seller will deliver, subject to paragraph (c) above, any Borrowed Optional Securities to the Manager for the accounts of such Underwriters, through the facilities of DTC against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 9(b) hereof) or the Forward Seller (in the case of any Borrowed Optional Securities) at the office of Davis Polk & Wardwell on the Option Closing Date.

4.  Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Prospectus and the Prospectus.

5. Conditions to Closing. Unless waived by the Managers, the obligations of the Forward Seller and the several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement and the Closing Date (as if made on the Closing Date), the performance by the Company of all of the obligations to be performed by it under this Agreement on or prior to the Closing Date and the satisfaction of the following conditions:

(a) Subsequent to the Applicable Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereon effective subsequent to the date of this Agreement), that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by either the chief executive officer or chief financial officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c) The Forward Seller, the Forward Counterparty and the Manager shall have received on the Closing Date an opinion of Larry D. Irick, Vice President, General Counsel and Corporate Secretary of the Company (or another lawyer of the Company reasonably satisfactory to the Underwriters), dated the Closing Date, addressed to the Forward Seller, the Forward Counterparty and the Manager to the effect that:

(i) each of the Company and Kansas Gas and Electric Company (the “Principal Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Kansas and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole);

(ii) the Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) all of the issued shares of capital stock of the Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Time of Sale Prospectus and the Prospectus) are owned directly and indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Manager and he are justified in relying upon such opinions and certificates);

(iv) the Company Securities have been duly authorized by the Company and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

(v) this Agreement and the Forward Agreement have been duly authorized, executed and delivered by the Company;

(vi) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution, delivery and performance of this Agreement and the Forward Agreement by the Company and the consummation of the transactions contemplated herein and therein will not contravene any provision of applicable law of the United States (including laws relating specifically to electric utility companies and the electric utility industry), Kansas, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States, or the articles of incorporation or by-laws (or similar organizational document) of the Company or, to the best knowledge of such counsel, any material agreement or other material instrument binding upon the Company, and, except for the orders of the Commission making the Registration Statement effective (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to the public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion), Kansas, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States or of any foreign jurisdiction is required for the performance by the Company of its obligations under this Agreement or the Forward Agreement;

(vii) each of the Company and the Principal Subsidiary possesses valid franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, except in the cases that the failure to possess such franchises, certificates, licenses or permits, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, and neither the Company nor the Principal Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, certificate of convenience and authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus;

(viii) the statements (A) in Item 3 of the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Time of Sale Prospectus and the Prospectus, (B) in Part II, Item 1 under the caption “Legal Proceedings” of the Company’s most recent Quarterly Report on Form 10-Q incorporated by reference in the Time of Sale Prospectus and (C) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

(ix) such counsel does not know of any legal or governmental proceeding pending or threatened (including, without limitation, proceeding pending before the State Corporation Commission of the State of Kansas (“KCC”) or Federal Regulatory Energy Commission (“FERC”)) to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or of any contract, other document, public utility law or regulation which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(x) the Company has complied with K.S.A. § 66-125 with respect to the issuance of the Company Securities, if any. No additional consent, approval, authorization, filing with or order of (a) FERC under the Federal Power Act, (b) the KCC or (c) to the knowledge of the Company, any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Forward Sale Agreement, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus; and

(xi) the statements in the prospectus supplement contained in the Time of Sale Prospectus and the Prospectus under “the Offering,” and in the Base Prospectus under “Description of Capital Stock” and “Description of Depositary Shares,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

Such counsel shall also state that no facts have come to his attention that lead him to believe (1) that the Registration Statement or any amendments thereto (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), on the date on which it became effective or the date of filing of the most recent subsequent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) that the Time of Sale Prospectus (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the Applicable Time or as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (3) that the Prospectus (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at its date or as amended or supplemented, if applicable, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading; or (4) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement, Time of Sale Prospectus, Prospectus (as amended or supplemented) and the documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

In expressing his opinion as to questions of the law of jurisdictions other than the State of Kansas and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Underwriters. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.

(d) The Forward Seller, the Forward Counterparty and the Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Company, dated the Closing Date to the effect that:

(i) the Company is not, and after giving effect to the transactions contemplated by this Agreement and the Forward Agreement will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(ii) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement and the Forward Agreement and the consummation of the transactions contemplated herein and therein will not contravene any provision of applicable law of the United States (except with respect to laws relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) or New York, and, except for the orders of the Commission making the Registration Statement effective (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) or New York is required for the performance by the Company of its obligations under this Agreement or the Forward Agreement; and

(iii) the statements in the prospectus supplement contained in the Time of Sale Prospectus and the Prospectus under “Certain U.S. Tax Considerations” and “Underwriting” and in the Base Prospectus under “Plan of Distribution,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

Such counsel shall also state that no facts have come to the attention of such counsel that lead them to believe (1) that the Registration Statement and the Prospectus and any supplements or amendments thereto or the documents incorporated by reference in the Registration Statement and Prospectus (except for financial statements and other financial or related statistical data included or incorporated by reference therein, as to which such counsel is not called upon to express any belief) did not comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; (2) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief) as of the date the Registration Statement or any amendment (or any part thereof) is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Securities Act and Rule 430B(f) promulgated thereunder contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (3) that the Time of Sale Prospectus (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the Applicable Time or as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (4) that the Prospectus (except for the financial statements and other financial or related statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at its date or as amended or supplemented, if applicable, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, Davis Polk & Wardwell may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified.

(e) The Forward Seller, the Forward Counterparty and the Manager shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated the Closing Date, addressed to the Forward Seller, the Forward Counterparty and the Manager, covering the matters requested by and in form and substance reasonably satisfactory to the Manager.

(f) The Forward Seller, the Forward Counterparty and the Manager shall have received at the Applicable Time a letter dated such date and on the Closing Date a letter dated such date, in each case, in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information reviewed by them contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and each other firm of independent accountants, if any, who audited or reviewed financial statements contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such financial statements and financial information.

(g) The Forward Seller, the Forward Counterparty and the Manager shall have received on the date hereof or on the Closing Date, as applicable, such additional documents as the Manager shall have reasonably requested to confirm compliance with the conditions to closing listed herein.

(h) The Offered Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange subject to official notice of issuance, in the case of any Company Securities to be issued.

(i) The Lockup Agreements described in Section 6(j) shall be in full force and effect.

The obligations of the Forward Seller to borrow and deliver for sale the Borrowed Optional Securities and the several obligations of the Underwriters to purchase the Optional Securities hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement and the Option Closing Date (as if made on the Option Closing Date), the performance by the Company of all of the obligations to be performed by it under this Agreement prior to the Option Closing Date and delivery to the Forward Seller, the Forward Counterparty and the Manager on the Option Closing Date of supplemented opinions, certificates and documents confirming as of such date the opinions, certificates and documents delivered on the Closing Date pursuant to in this Section 5 (collectively, the “Option Conditions”).

6. Covenants of the Company. In further consideration of the agreements of the Underwriters and the Forward Seller herein contained, the Company covenants as follows:

(a) To furnish to the Manager, without charge, a copy of the Registration Statement and two signed copies of any post-effective amendment thereto specifically relating to the Offered Securities (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Manager may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish the Manager with a copy of each such proposed amendment or supplement, and not to make such amendment or supplement that the Manager shall have reasonably objected to in writing.

(c) Before filing, using or referring to any free writing prospectus relating to the Offered Securities, to furnish the Manager a copy of each such free writing prospectus, and not to file, use or refer to any such free writing prospectus that the Manager shall have reasonably objected to in writing.

(d) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith (1) notify the Manager of such event and (2) prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company), either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.

(f) If, during such period after the first date of the public offering of the Offered Securities during which in the opinion of counsel to the Manager the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, the Company shall (1) notify the Manager of such event and (2) forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading.

(g) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Manager shall reasonably request.

(h) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering the twelve-month period beginning on the first day of the first fiscal quarter commencing after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be accomplished by making generally available the Company’s financial statements in the manner provided for by Rule 158 of the Securities Act).

(i) The Company shall not (i) issue, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, hedge or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition, hedge or filing, or (ii) grant any options whatsoever in respect of its Common Stock, in each case for a period of 75 days after the date of this Agreement, except (A) offer and issuance (in the case of the Company Securities) of Offered Securities pursuant to this Agreement, (B) any issuance and sale of Common Stock to the Forward Counterparty under the Forward Agreement (whether pursuant to physical settlement, net share settlement, as a result of acceleration or otherwise), (C) the registration of up to $200 million of Common Stock and the sale of up to $20 million of Common Stock pursuant to the Sales Agency Financing Agreement dated August 24, 2007 (the “Financing Agreement”), as may be amended and supplemented from time to time, provided that the Company shall make no such sale prior to the later of (x) 45 days after the date of this Agreement or (y) 30 days after the latest date we provide notice to the Company of our election to exercise the over-allotment option in whole or in part, if we elect to exercise the over-allotment option (it being understood that for purposes of this Section 6(i), any such amendments or supplements of such Financing Agreement shall not be considered an offer, sale or intent to offer or sell Common Stock) and (D) any issuance or sale of Common Stock pursuant to the Company’s Direct Stock Purchase Plan, without the prior written consent of the Manager at its sole discretion.  The foregoing restrictions shall not apply to any grants of stock options or restricted stock pursuant to the terms of an equity compensation or similar plan in effect on the date hereof.

(j) The Company will cause each named executive officer and director of the Company to furnish to the Manager, on or prior to the Closing Date, a letter or letters, substantially in the form set forth in Schedule I hereto and in form and substance satisfactory to the Underwriters (“Lock-up Agreements”), pursuant to which each such person shall agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, for a period of 75 days after the date of the Underwriting Agreement, except with the prior written consent of the Manager, provided, however that such restriction shall not apply to (i) any transfer by such persons of their Common Stock as a bona fide gift or gifts to members of their “immediate family,” provided that any such transferee agrees in writing to be bound by the terms hereof, (ii) any transfer by such persons of their Common Stock to a trust the beneficiaries of which are exclusively the holder of the stock him/herself, a member or members of his or her “immediate family” and/or a charity, provided that any such transferee agrees in writing to be bound by the terms hereof, (iii) any forfeiture or sale by such persons of shares of Common Stock to the Company to discharge income tax liabilities resulting from the vesting of options to purchase shares of Common Stock or of restricted share units acquired by such persons through the Company’s Direct Stock Purchase Plan, 1996 Long-Term Incentive and Share Award Plan, Employee Stock Purchase Plan, Stock for Compensation Program or Outside Directors’ Deferred Compensation Plan or any other similar plan in effect, (iv) any pledge by such persons of shares of Common Stock to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms hereof, or (v) the acquisition by such persons of shares of Common Stock or other securities in open market transactions after the completion of the offering.

7. Covenants of the Underwriters. In further consideration of the agreements of the Company herein contained, each Underwriter severally covenants as follows:

(a) Subject to Section 7(b), not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Not to use, refer to or distribute any free writing prospectus except:

(i) a free writing prospectus that (a) is not an issuer free writing prospectus and (b) contains only information describing the preliminary terms of the Offered Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule III to the Underwriting Agreement relating to the Offered Securities or otherwise permitted under Rule 134 of the Securities Act;

(ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or

(iii) a free writing prospectus identified in Schedule II to the Underwriting Agreement relating to the Offered Securities as forming part of the Time of Sale Prospectus (including any customary filing through the Bloomberg system consisting of the information contained in such free writing prospectus).

8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless the Forward Seller, the Forward Counterparty, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls the Forward Seller, the Forward Counterparty and any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment, any preliminary prospectus, the Time of Sale Prospectus, including any amendment or supplement, any Issuer Free Writing Prospectus or any part thereof as defined under Rule 433(d) under the Securities Act or the Prospectus, including any amendment or supplement, arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, are based upon or are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Forward Seller, the Forward Counterparty, the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Forward Seller, the Forward Counterparty or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, upon advice of counsel the indemnified party concludes that counsel chosen by the indemnifying party to represent the indemnified party would be inappropriate due to actual or potential differing interests between the indemnifying party and indemnified party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and disbursements of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and disbursements shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company and such directors, officers and controlling persons of the Company, such firm shall be designated in writing by the  Company.  In the case of any such separate firm for the Forward Seller or the Forward Counterparty, such firm shall be designated in writing by the Forward Seller.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify, to the extent provided in the two immediately preceding paragraphs, the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first or second paragraph of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the aggregate offering price of Offered Securities bears to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Forward Seller, the Forward Counterparty and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph and the preceding paragraph. Notwithstanding the provisions of this Section 8, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreement contained in this Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any of their respective officers, directors, employees, agents or any person controlling the Underwriters or by or on behalf of the Company, their respective officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Additional Issuance and Sale by the Company.

(a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement are not satisfied on or prior to the Closing Date, and the Forward Seller elects, pursuant to Section 3(b) hereof not to deliver the Borrowed Firm Securities, or (ii) in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name or if, in the Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Firm Securities would entail a stock loan cost in excess of 60 basis points per annum, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Borrowed Firm Securities that the Forward Seller does not so borrow and deliver.  Upon the occurrence of any event described in the immediately preceding sentence, the Manager shall have the right to postpone the Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(b) In the event that (i) all of the Option Conditions are not satisfied on or prior to any Option Closing Date, and the Forward Seller elects, pursuant to Section 3(c) hereof not to deliver the Borrowed Optional Securities, or (ii) in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Securities or if, in the Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Optional Securities would entail a stock loan cost in excess of 60 basis points per annum, the Company shall issue and sell in whole but not in part a number of Borrowed Optional Securities equal to the number of Securities that the Forward Seller does not so borrow and deliver.  Upon the occurrence of any event described in the immediately preceding sentence, the Manager shall have the right to postpone the relevant Option Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(c) The Forward Seller shall have no liability whatsoever for any Securities that it does not deliver to the Underwriters or any other party if the Forward Seller (i) elects, pursuant to Section 3(b) or 3(c) hereof not to deliver Securities because all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement or the Option Conditions, as applicable, have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Securities it is required to deliver hereunder or if, in the Forward Seller’s commercially reasonable judgment, such number of Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Manager by notice given by the Manager to the Company, if (a) after the Applicable Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clause (a)(iv) such event, singly or together with any other events, makes it, in the judgment of the Manager, impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and this Agreement.

The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Time of Sale Prospectus, any free writing prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, printing and distribution of this Agreement and the Blue Sky Memorandum, (c) the delivery of the Company Securities to the Underwriters, (d) the reasonable fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Offered Securities under the applicable state securities or Blue Sky laws in accordance with Section 6, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky survey and any legal investment survey, and (f) all fees payable to the National Association of Securities Dealers, Inc. in connection with the review, if any, of the offering of the Securities.  Except as specifically provided elsewhere herein, the Underwriters will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and the expenses of selling presentations.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.

11. Defaulting Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date and such failure to purchase shall constitute a default in the performance of its obligations hereunder, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter, the Forward Seller and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SCHEDULE I

FORM OF LOCK-UP AGREEMENT

Westar Energy, Inc.

Public Offering of Common Stock

November     , 2007

UBS Securities LLC

J.P. Morgan Securities Inc.

As Representatives of the several Underwriters,

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Westar Energy, Inc., a corporation organized under the laws of the State of Kansas (the “Company”), UBS Securities LLC, acting as Forward Seller, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $5.00 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Manager named in the Underwriting Agreement, offer to sell, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 75 days after the date of the Underwriting Agreement, other than:

(i)            any transfer of all or part of the undersigned’s shares of Common Stock as a bona fide gift or gifts of such shares of Common Stock to members of the undersigned’s “immediate family” (as such term is defined under Item 404 of Regulation S-K S-K under the Securities Act of 1933) and/or a charity; provided that any such transferee agrees in writing to be bound by the terms hereof;

(iii)          forfeit or sell shares of Common Stock to the Company to discharge income tax liabilities resulting from the vesting of options to purchase shares of Common Stock or of restricted share units acquired by the undersigned through the Company’s Direct Stock Purchase Plan, 1996 Long-Term Incentive and Share Award Plan, Employee Stock Purchase Plan, Stock for Compensation Program or Outside Directors’ Deferred Compensation Plan or any other similar plan in effect as of the date hereof;

(iv)          any pledge of shares of Common Stock to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms hereof; and

(v)           transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering.

It is understood that (a) if the Company notifies you that it does not or the Underwriters do not intend to proceed with the offering, (b) if the Underwriting Agreement does not become effective by January 30, 2008 or (c) if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature page follows]

Yours very truly,

Name:
Title:
c/o Westar Energy, Inc.
818 South Kansas Avenue
Topeka, Kansas 66612